Exhibit 31.1

Principal Officer's Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David H. Ferdman, Interim President and Chief Executive Officer, certify that:

1. I have reviewed this Form 10-K/A of CyrusOne Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 23, 2022	/s/ David H. Ferdman
David H. Ferdman
Interim President and Chief Executive Officer